Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Form of Certificate of Establishment and Designation of Series and Share Classes (Janus Multi-Sector Income Fund) is incorporated herein by reference to Exhibit
(a)(49) to Post-Effective Amendment No. 198 to Janus Investment Fund registration statement on Form N-1A, filed on February 28, 2014; accession number 0000950123-14-002894 (File No. 2-34393). Since the filing thereof, the Certificate was signed by Stephanie Grauerholz-Lofton.

Form of Certificate of Establishment and Designation of Series and Share Classes (Janus Unconstrained Bond Fund) is incorporated herein by reference to Exhibit
(a)(50) to Post-Effective Amendment No. 203 to Janus Investment Fund registration statement on Form N-1A, filed on May 23, 2014; accession number 0000950123-14-006543 (File No. 2-34393). Since the filing thereof, the
Certificate was signed by Stephanie Grauerholz-Lofton.